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                                                                     EXHIBIT 2.2


                                ESCROW AGREEMENT




                                     between





RAFFAELE FASOLI and                            hereinafter jointly the "SELLERS"
RICCARDO CASTELNUOVO





                                       and





COMPEX ITALIA SRL                              hereinafter the "PURCHASER"





                                       and





ME YVES DE COULON                               hereinafter the "ESCROW AGENT"









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WHEREAS, a purchase agreement dated July 3rd, 2003 (hereinafter the "PURCHASE
AGREEMENT") has been entered into between the Sellers and the Purchaser, by virtue of which Euros 385'000 are to be held in escrow for the parties for purposes of securing the payment of the Stockholders Equity Shortfall (as defined in the Purchase Agreement) if any, by the Purchaser in accordance with clause 2.02 and 2.03 of the Purchase Agreement;

WHEREAS, in this context the Purchaser shall deposit directly into a special account of the Escrow Agent, Reference Number 0251-544288-52-Filsport, (hereinafter the "ESCROW ACCOUNT") opened with with Credit Suisse Geneve an amount of Euros 385'000 (three hundred eighty five thousand Euros) (hereinafter the "ESCROW AMOUNT "); and

WHEREAS, the Purchaser and the Sellers by this Escrow Agreement wish to establish the conditions for the holding, management and release of the Escrow Amount.

NOW THEREFORE, the parties hereto agree as follows:


                            ARTICLE 1 - DEFINITIONS

The capitalized terms used herein and not otherwise defined shall have the respective meaning set forth for such terms in the Purchase Agreement.


                            ARTICLE 2 - APPOINTMENT

The Purchaser and the Sellers hereby jointly appoint Me Yves de Coulon, BCCC - Bianchi Carnice Christin & de Coulon, Attorneys-al-law, 11, Rue de Beaumont, CP 554, 1211 Geneva 17 as Escrow Agent, who accepts such appointment on the terms and conditions set out in this Agreement.


                   ARTICLE 3 - FUNDING OF THE ESCROW ACCOUNT

3.1 This Escrow Account is to be credited with the Escrow Amount upon Closing of the transaction contemplated by the Purchase Agreement.

3.2 The Escrow Agent shall have no obligation with respect to the funding of the Escrow Account.



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                ARTICLE 4 - ADMINISTRATION OF THE ESCROW ACCOUNT

4.1 The Escrow Amount deposited in the Escrow Account shall be invested in fiduciary deposits. The currency of the fiduciary deposit shall be Euros and the investment period of the Escrow Amount shall not exceed 10 days. Such fiduciary deposits shall be made exclusively with European establishments on such terms and conditions as the Escrow Agent will determine in its sole discretion.

4.2 Upon request of either the Purchaser or the Sellers, the Escrow Agent shall provide them from time to time with bank statements evidencing the balance of the Escrow Account.


                    ARTICLE 5 - RELEASE OF THE ESCROW AMOUNT

The release by the Escrow Agent of part or all of the Escrow Amount shall only be made as follows:

     (i) upon receipt of joint written instructions of the Purchaser and each Seller, in accordance with such instructions;

     or

     (ii) upon receipt of a certified copy of a final arbitral award rendered by the ICC, directing the Escrow Agent to pay part or all of the Escrow Amount to either party, in accordance with such directions.

If Escrow Agent receives written notice of any claim from the Purchaser, the Escrow Agent shall not release any Escrow Amount except in accordance with Sections 5(i) or 5(ii) above.


                          ARTICLE 6 - NO VERIFICATION

For the purpose of performing its obligations hereunder, the Escrow Agent shall be entitled to rely upon the documents and instructions delivered to it, without making separate verification as to (i) the authenticity of the signatures appearing on such documents, (ii) the authority of the signatories thereof or
(iii) the veracity of the statements contained therein.


                         ARTICLE 7 - ESCROW AGENT FEES

The Escrow Agent shall be entitled to the following fees:

     (i)  all banking fees be debited to the Escrow Account from time to time;
          and

     (ii) an escrow fee of CHF 3'000.- per annum (not including VAT) for acting as Escrow Agent, payable in advance at the beginning of each twelve-month period, the first time upon execution of this Agreement. Such fee shall be paid equally by the Purchaser and the Sellers.


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                ARTICLE 8 - INDEMNIFICATION OF THE ESCROW AGENT

The Purchaser and the Sellers jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any losses, damage, costs and expenses (including legal fees) that may be incurred by the Escrow Agent in connection with the preparation or performance of this Agreement.

The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.


                    ARTICLE 9 - TERM OF THE ESCROW AGREEMENT

This Agreement shall automatically end upon the full release of the Escrow
Amount.


                              ARTICLE 10 - NOTICES

All notices to be given hereunder shall be in writing and sent by registered mail or telecopy at the following addresses:

IF TO THE SELLERS, TO:                      RAFFAELE FASOLI
                                            Via Turati 34
                                            28924 VERBANIA FONTODOCE (VB)
                                            Italy



AND TO:                                     RICCARDO CASTELNUOVO
                                            Via Matteotti 40
                                            21010 GOLASECCA
                                            Italy



WITH A COPY TO:                             ALESSANDRO MARENA
                                            Facsimile: 0039 02 72023904

IF TO THE PURCHASER, TO:                    COMPEX S.A.
                                            ATTN.: MR. SERGE DARCY
                                            Zone Industrielle
                                            "Larges Pieces"
                                            Ecublens/VD
                                            Switzerland
                                            Facsimile: +41 21 695 23 61



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WITH A COPY TO:                             LENZ & STAEHELIN
                                            ATTN. MR. ANDREAS ROTHELI
                                            25, Grand'Rue
                                            1211 Geneva 11
                                            Switzerland
                                            Facsimile: +41 22 318 71 26

IF TO THE ESCROW AGENT:                     ME YVES DE COULON
                                            BCCC - BIANCHI CARNICE CHRISTIN &
                                            DE COULON
                                            11, Rue de Beaumont
                                            CP 554
                                            1211 Geneva 17
                                            Facsimile: +41 22 704 36 01


                           ARTICLE 11 - ASSIGNABILITY

This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto.


                         ARTICLE 12 - ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, oral or written, between the parties hereto with respect to the subject matter hereof.


                             ARTICLE 13 - AUTHORITY

This Agreement has been duly authorized and validly executed and delivered by the Purchaser and the Sellers and is valid and enforceable against these parties in accordance with its terms.


                    ARTICLE 14 - GOVERNING LAW; JURISDICTION

14.1 This Agreement shall be governed by and construed in accordance with the laws of Switzerland.

14.2 Any dispute regarding a claim for payment by the Purchaser against any Seller arising in relation to this Agreement shall be determined in accordance with the provisions of Clause 7.11 of the Purchase Agreement.

14.3 Any dispute involving the Escrow Agent's performance or administration under this Agreement shall be subject to the exclusive jurisdiction of the Courts of Geneva, subject to appeal to the Swiss Federal Court in the cases permitted by law.


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Made in Milan, on July 3, 2003 in 3 originals.



/s/ Serge Darcy
-------------------------
Compex Italia Srl
Serge Darcy




/s/ Raffaele Fasoli
-------------------------
Raffaele Fasoli




/s/ Riccardo Castelnuovo
-------------------------
Riccardo Castelnuovo




/s/ Yves de Coulon
-------------------------
Yves de Coulon